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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SL Green Realty Corp. for the registration of common stock for the Dividend Reinvestment and Stock Purchase Plan and to the incorporation by reference therein of our reports dated February 27, 2009, with respect to the consolidated financial statements and schedule of SL Green Realty Corp. and the effectiveness of internal control over financial reporting of SL Green Realty Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and our report dated March 28, 2008 with respect to the consolidated financial statements and schedule of Reckson Operating Partnership L.P., included in its Annual Report (Form 10-K) for the year ended December 31, 2007, both filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York
March 2, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm